EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
UtiliCorp United Inc.

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-3) of our report dated February 5, 2001, included in UtiliCorp's Interim Report United Inc.'s Consolidated Financial Statements as of December 31, 2000 and for the three years then ended filed on Form 8-K dated February 23, 2001, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP Arthur Andersen LLP
Kansas City, Missouri March 2, 2000